Calculation of Filing Fee Tables
S-3
Duke Energy CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of Duke Energy Corporation, par value $0.001 per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock of Duke Energy Corporation, par value $0.001 per share	457(r)				0.0001531
Fees to be Paid	3	Other	Depository Shares of Duke Energy Corporation	457(r)				0.0001531
Fees to be Paid	4	Other	Stock Purchase Contracts of Duke Energy Corporation	457(r)				0.0001531
Fees to be Paid	5	Equity	Stock Purchase Units of Duke Energy Corporation	457(r)				0.0001531
Fees to be Paid	6	Debt	Debt Securities of Duke Energy Corporation	457(r)				0.0001531
Fees to be Paid	7	Debt	Debt Securities of Duke Energy Carolinas, LLC	457(r)				0.0001531
Fees to be Paid	8	Debt	Debt Securities of Duke Energy Florida, LLC	457(r)				0.0001531
Fees to be Paid	9	Debt	Debt Securities of Duke Energy Indiana, LLC	457(r)				0.0001531
Fees to be Paid	10	Debt	Debt Securities of Duke Energy Ohio, Inc.	457(r)				0.0001531
Fees to be Paid	11	Debt	Debt Securities of Duke Energy Progress, LLC	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities. The securities registered also include such indeterminate amounts and numbers of securities as may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder, including under any applicable anti-dilution provisions. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrants are deferring payment of all of the registration fee and will pay any applicable registration fees on a "pay as you go" basis.

[2]	See Offering Note 1.

[3]	See Offering Note 1. In the event that Duke Energy Corporation elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of Preferred Stock will be issued to the depositary under any such agreement.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

[8]	See Offering Note 1.

[9]	See Offering Note 1.

[10]	See Offering Note 1.

[11]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A